Exhibit 99.3

Execution Version

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of February 4, 2014, between Ladder Capital Finance LLC (“LCF”), as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller”), Ladder Capital Finance Holdings LLLP (“LCFH”) and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

The Mortgage Loan Seller desires to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the commercial, multifamily and manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

The Purchaser intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial, multifamily and manufactured housing community mortgage loans, that includes the Mortgage Loans.  Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”).  Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”).  Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act.  The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of February 1, 2014 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (in such capacity, the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator (in such capacity, the “Tax Administrator”) and as custodian (in such capacity, the “Custodian”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Trimont Real Estate Advisors, Inc., as trust advisor (the “Trust Advisor”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof).  Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date.  It is anticipated that the Purchaser will transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund contemporaneously with its purchase of the Mortgage Loans hereunder.

The Purchaser intends to sell the Registered Certificates to Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBS Securities”) and Deutsche Bank Securities

 Inc.  (“DBSI” and, together with WFS and RBS Securities in such capacity, the “Underwriters”) pursuant to an underwriting agreement, dated as of February 4, 2014 (the “Underwriting Agreement”), between the Purchaser, Wells Fargo Bank, National Association and the Underwriters.  The Purchaser intends to sell the Non-Registered Certificates to WFS, RBS Securities and Citigroup Global Markets Inc. (“Citigroup” and, together with WFS and RBS Securities in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of February 4, 2014 (the “Certificate Purchase Agreement”), between the Purchaser, Wells Fargo Bank, National Association and the Initial Purchasers.  The Certificates are more fully described in (a) that certain prospectus supplement dated February 6, 2014 (together with all annexes and exhibits thereto, the “Prospectus Supplement”), relating to the Registered Certificates, which is a supplement to that certain base prospectus, dated September 6, 2013 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”) and (b) that certain private placement memorandum, dated February 6, 2014 (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates, as each may be amended or supplemented at any time hereafter.

The Mortgage Loan Seller will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain free writing prospectus, dated January 27, 2014, relating to the Registered Certificates, together with all annexes and exhibits thereto (the “Free Writing Prospectus”), (b) that certain preliminary private placement memorandum, dated January 27, 2014, relating to the Non-Registered Certificates (together with all annexes and exhibits thereto, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), between the Mortgage Loan Seller, LCFH, the Depositor, the Underwriters and the Initial Purchasers.  LCFH will provide a payment guarantee with respect to LCF’s obligations under, and as part of, the Indemnification Agreement.

LCFH and LCF hereby acknowledge that LCFH, as owner of a direct or indirect interest in LCF, will benefit from the transactions contemplated by this Agreement and that the Purchaser is not willing to enter into this Agreement or the transactions contemplated hereby in the absence of the agreement of each of LCF and LCFH set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.       Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans.  The purchase and sale of the Mortgage Loans shall take place on February 20, 2014 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”).  As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $366,847,347, subject to a variance of plus or minus 5%.  The purchase price for the Mortgage Loans shall be an amount set forth on the cross receipt between the Mortgage Loan

Seller and the Purchaser dated the date hereof (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible).  The Purchaser shall pay such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2.       Conveyance of the Mortgage Loans. (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Mortgage Loan Seller’s and LCFH’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files.  Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral).  The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Replacement Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller).

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans.  Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

(b)           The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser.  Furthermore, it is not intended that such conveyance be a pledge of security for a loan.  If such conveyance is determined to be a pledge of security for a loan, however, then:  (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files,

(3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Replacement Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.  The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is 45 days following the Closing Date, the remainder of the Mortgage File for each Mortgage Loan and any Additional Collateral (other than Reserve Funds and originals of Letters of Credit, which shall be transferred to the Master Servicer) for each Mortgage Loan.  Notwithstanding the preceding sentence, if the Mortgage Loan Seller cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan:

               (i)           the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (vii) and (ix)(A) of the definition of “Mortgage File”, with evidence of recording or filing (if applicable, and as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller or title agent as being a copy of the document deposited for recording or filing (and, in the case of such clause (ii), accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; or

               (ii)           the original of any of the documents and/or instruments referred to in clauses (iv) and (ix)(B) of the definition of “Mortgage File”, because such document or instrument has been delivered for recording or filing, as the case may be, then, so long as a copy of such document or instrument, certified by the Mortgage Loan Seller, a title agent or a recording or filing agent as being a copy of the document deposited for recording or filing and accompanied by an Officer’s Certificate of the Mortgage Loan Seller or a statement from the title agent that such document or instrument has been sent to the appropriate public recording official for recordation (except that such copy and certification shall not be required if the Custodian is responsible for recordation of such document or instrument under the Pooling and Servicing Agreement and the Mortgage Loan Seller has delivered the original unrecorded document or instrument to the Custodian on or before the date that is 45 days following the Closing Date), has been delivered to the Custodian on or before the date that is 45 days following the Closing Date, the delivery requirements of this subsection shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File;

provided, however, that in each case the Mortgage Loan Seller shall nonetheless (1) from time to time make or cause to be made reasonably diligent efforts to obtain such document or instrument (with such evidence) if it is not returned within a reasonable period after the date when it was transmitted for recording and (2) deliver such document or instrument to the Custodian (if such document or instrument is not otherwise returned to the Custodian) promptly upon the Mortgage Loan Seller’s receipt thereof.

In addition, with respect to each Mortgage Loan (exclusive of any Mortgage Loan that is a Non-Trust-Serviced Pooled Mortgage Loan as of the Closing Date) under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Mortgage Loan Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the Mortgage Loan Seller’s rights as the beneficiary thereof and drawing party thereunder.  Furthermore, with respect to each Mortgage Loan (exclusive of any Mortgage Loan that is a Non-Trust-Serviced Pooled Mortgage Loan as of the Closing Date), if any, as to which there exists a secured creditor impaired property insurance policy or pollution limited liability environmental impairment policy covering the related Mortgaged Property, the Mortgage Loan Seller shall cause such policy, within a reasonable period following the Closing Date, to inure to the benefit of the Trustee for the benefit of the Certificateholders (if and to the extent that it does not by its terms automatically inure to the holder of such Mortgage Loan).  For purposes of this Section 2(c), the relevant definition of “Mortgage File” shall be the definition of such term set forth in the Pooling and Servicing Agreement as in full force and effect on the Closing Date.

In addition, with respect to the Mortgage Loans identified as Loan Nos. 28, 35, 43 and 59 on the Mortgage Loan Schedule, which are each subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller, the Mortgage Loan Seller shall, within 60 days after the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisors (with a copy to the Master Servicer) that such Mortgage Loans have been transferred to the Trust and, if necessary and appropriate, within 90 days after the Closing Date (or such longer period as is reasonable under the circumstances) obtain a replacement comfort letter in substantially the same form as the existing comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(d)           As soon as reasonably possible, and in any event within 45 days, after the later of (i) the Closing Date (or in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03 of the Pooling and Servicing Agreement, the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Mortgage Loan Seller, the Mortgage Loan Seller is required to complete (or cause to be completed), to the extent necessary, and shall submit (or cause to be submitted) for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clause (iv) of the definition of “Mortgage File” in the Pooling and Servicing Agreement and each assignment of UCC Financing Statement in favor of the Trustee referred to in clause (ix)(B) of the definition of “Mortgage File” in the Pooling and Servicing Agreement.  Each such assignment of a loan document shall reflect that it should be returned by the public recording office to the Mortgage Loan Seller or its designee (who shall deliver each such assignment to the Custodian with a copy to the Master Servicer) following recording, and each such assignment of UCC Financing Statement shall reflect that the file copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Mortgage Loan Seller or its designee (who shall deliver each such assignment to the Custodian with a copy to the Master Servicer) following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Mortgage Loan Seller shall obtain therefrom a copy of the recorded original and provide such copy to the Custodian (with a copy to the Master Servicer).  If any assignment or other instrument of transfer with respect to the Mortgage Loans is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be, and cause the same to be duly recorded or filed, as appropriate.  The Mortgage Loan Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, as contemplated above; provided that the Mortgage Loan Seller shall not be responsible for costs and expenses that the related Borrowers have agreed to pay.

(e)           In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items:  (i) a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are delivered to it in accordance with the requirements of Section 2(d) above); (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, transaction screens, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, major space leases, legal opinions and tenant estoppels and any other relevant documents relating to the origination and servicing of any Mortgage Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans and, to the extent that any original documents or copies, as applicable, of the following documents are not required to be a part of a Mortgage File for any Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Mortgage Loans (provided that the Mortgage Loan Seller shall not be required to deliver any attorney client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (iii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans.  In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC Financial File and CREFC Loan Periodic Update File required to be delivered by the Master Servicer under the Pooling and Servicing Agreement.

(f)           Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof.  In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller.  In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust Fund’s ownership of each Mortgage Loan following the Closing Date.

(g)           The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement.  The Mortgage Loan Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach.

Section 3.       Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date.  The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4.       Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser. (a) The Mortgage Loan Seller hereby makes, as of the Closing Date (and, in connection with any replacement of a Defective Mortgage Loan (as defined in Section 4(g) hereof) with one or more Replacement Mortgage Loans (also as defined in Section 4(g) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1.  The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.  LCFH hereby makes, as of the Closing Date (and, in connection with any replacement of a Defective Mortgage Loan (as defined in Section 4(g) hereof) with one or more Replacement Mortgage Loans (also as defined in Section 4(g) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-3.

(b)           The Mortgage Loan Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)           The Mortgage Loan Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)           The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in the Prospectus Supplement complies in all material respects with the applicable disclosure requirements of Regulation AB.  As used herein, “Regulation AB” means Subpart 229.1100 Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Asset Backed Securities, Securities Act Release No. 33 8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)), or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

(e)             [Reserved]

(f)             If the Mortgage Loan Seller requires the Master Servicer to retain any Servicing Function Participant to service any one or more Mortgage Loans (each, a “Designated Mortgage Loan”) as of the Closing Date, the Mortgage Loan Seller (i) represents and warrants that it has caused such Servicing Function Participant to comply, as evidenced by written documentation between such Servicing Function Participant and the Mortgage Loan Seller (or between such Servicing Function Participant and either the Purchaser or the Master Servicer, and as to which the Seller is a third party beneficiary), with all reporting requirements set forth in Article 11 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for such Designated Mortgage Loans (the “Applicable PSA Reporting Requirements”), for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) covenants with the Purchaser that, for so long as the Trust is subject to the reporting requirements of the Exchange Act, it shall cause such Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all Applicable PSA Reporting Requirements; provided, however that the foregoing shall not apply to any party so retained by the Master Servicer whose status as a Servicing Function Participant is based on (i) any modification, waiver or amendment entered into after the Closing Date related to the obligations of any such party so retained by the Master Servicer to the extent not consented to by the Seller or (ii) the Servicing Function Participant’s activities with respect to any mortgage loan in the Trust Fund that is not a Designated Mortgage Loan described on Exhibit A hereto.

(g)           The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement Mortgage Loan (a “Replacement Mortgage Loan”) that is substituted for a Defective Mortgage Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement.  For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Replacement Mortgage Loan, be made as of the date of substitution.  From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes.  A “Defective Mortgage Loan” is any Mortgage Loan as to which there is an unremedied Material Breach or Material Document Defect.

(h)           It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment.

Section 5.       Notice of Breach; Cure, Repurchase and Substitution. (a) The Responsible Repurchase Party shall, not later than 90 days from discovery by the Responsible Repurchase Party, or the receipt by the Responsible Repurchase Party of notice, of any Material Breach or Material Document Defect with respect to any Mortgage Loan (or, if (x) such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is, or as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was, a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code and (y) the Responsible Repurchase Party discovered or received prompt written notice of the relation specified in clause (x), then (z) the Responsible Repurchase Party shall, within 90 days after discovery by the Responsible Repurchase Party or any party to the Pooling and Servicing Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the “Initial Resolution Period”), correct or cure such

Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan at the applicable Purchase Price; provided, however, that if the Responsible Repurchase Party certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was, a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Responsible Repurchase Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, (iv) in the case of a Material Document Defect, (x) the related Mortgage Loan is not, at the end of the Initial Resolution Period, then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has not occurred as a result of a monetary default or as described in clause (e), (f) or (g) of the definition of “Specially Serviced Mortgage Loan” in the Pooling and Servicing Agreement and (y) the Material Document Defect was not identified in a certification delivered to the Mortgage Loan Seller by the Custodian pursuant to Section 2.02 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect, and (v) that the Responsible Repurchase Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the “Resolution Extension Period”), then the Responsible Repurchase Party shall have an additional period equal to the Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, however, that, in lieu of repurchasing the affected Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), the Responsible Repurchase Party shall be permitted, during the three-month period commencing on the Startup Day for the REMIC that holds the affected Mortgage Loan (or during the two-year period commencing on such Startup Day if the affected Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount.  The parties hereto agree that delivery by the Custodian of a certification or schedule of exceptions to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement shall not in and of itself constitute delivery of notice of any Material Document Defect or knowledge of the Responsible Repurchase Party of any Material Document Defect.  If any Mortgage Loan is to be repurchased or replaced as contemplated by this subsection, the Purchaser or its designee shall be entitled to designate the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired.  Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.  Notwithstanding this subsection, the absence from the Mortgage File, (i) on the Closing Date of the Mortgage Note (or a lost note affidavit and indemnity with a copy of the Mortgage Note) and (ii) by the first anniversary of the Closing Date of originals or copies of any other Specially Designated Mortgage Loan Document (without the presence of any factor that reasonably mitigates any such absence or non-conformity or irregularity) shall be conclusively presumed to be a Material Document Defect and shall obligate the Responsible Repurchase Party to cure such Material Document Defect, or, failing that, replace or repurchase the related Mortgage Loan or REO Mortgage Loan, all in accordance with the procedures set forth herein.

Notwithstanding the foregoing provisions of this Section 5(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material Document Defect provided in the preceding paragraph, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Mortgage Loan Seller and the Special Servicer on behalf of the Trust Fund, and with the consent of the Subordinate Class Representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser that would be deemed sufficient to compensate the Purchaser for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser; provided that a Material Document Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Section 860G(a)(3) of the Code, may not be cured by a Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Document Defect in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Document Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or otherwise cure such Material Breach or Material Document Defect.

The remedies provided for in this subsection with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

If (x) a Defective Mortgage Loan is to be repurchased or replaced as described above, (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Other Crossed Loan for purposes of the above provisions, and the Responsible Repurchase Party shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect:

(A)           the Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee and the Master Servicer an Opinion of Counsel to the effect that such Responsible Repurchase Party’s repurchase of only those Mortgage Loans as to which a Material Breach or Material Document Defect, as the case may be, has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 5(a) will not result in an Adverse REMIC Event or any Adverse Grantor Trust Event under the Pooling and Servicing Agreement; and

(B)           all of the following conditions would be satisfied if the Responsible Repurchase Party were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

                (i)       the debt service coverage ratio for all such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A-1 to the Prospectus Supplement, (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

                (ii)       the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A-1 to the Prospectus Supplement plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place) for the Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

                (iii)       the exercise of remedies against the Primary Collateral of any such Mortgage Loan in the Cross-Collateralized Group shall not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group.

The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The Master Servicer will be entitled to cause to be delivered, or direct the Responsible Repurchase Party to (in which case the Responsible Repurchase Party shall) cause to be delivered, to the Master Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the Responsible Repurchase Party if the scope and cost of the Appraisal is approved by the Responsible Repurchase Party and the Subordinate Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the Responsible Repurchase Party and the Purchaser agree to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trustee.  If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties shall forbear from exercising such remedies unless and until the Mortgage Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with this Agreement to remove the threat of impairment as a result of the exercise of remedies.  Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans in a Cross-Collateralized Group shall be allocated between the Mortgage Loans in accordance with the Mortgage Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.  The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

All costs and expenses incurred by the Trustee and the Master Servicer with respect to any Cross-Collateralized Group pursuant to the second preceding paragraph and the second and third sentences of the preceding paragraph shall be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced.

(b)           Whenever one or more Replacement Mortgage Loans are substituted for a Defective Mortgage Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the Master Servicer, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Replacement Mortgage Loan satisfies or such Replacement Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualifying Substitute Mortgage Loan” in the Pooling and Servicing Agreement.  No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby.  Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund.  Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the Master Servicer, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement.  Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(c)           The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any Additional Collateral for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Borrowers of the retransfer of such Deleted Mortgage Loan.  In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the Master Servicer and the Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the Master Servicer and the Special Servicer of, any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)           It is understood and agreed that, subject to the next paragraph, the obligations of the Responsible Repurchase Party set forth in this Section 5 to cure a Material Breach or a Material Document Defect, or to repurchase or replace or make a Loss of Value Payment in respect of the related Defective Mortgage Loan(s), as the case may be, constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach or Document Defect in respect of any Mortgage Loan; provided that this limitation shall not in any way limit the Purchaser’s rights or remedies upon breach of any representation or warranty or covenant by the Mortgage Loan Seller set forth in this Agreement (other than those set forth in Exhibit C).

Notwithstanding the foregoing, to the extent (but only to the extent) that (A) the Mortgage Loan Seller specifically represents in the representations and warranties set forth in Exhibit C attached hereto that the Borrower under a Mortgage Loan is required to pay, or that the lender is entitled to charge the Borrower for, a cost or expense associated with the subject matter of such a representation and warranty set forth in Exhibit C, (B) such representation and warranty is untrue with respect to such cost or expense, (C) such cost or expense is actually incurred or borne by the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan), (D) the Trustee, the Master Servicer or the Special Servicer (or another Person acting on behalf of the Trustee as the holder of such Mortgage Loan) exercises efforts consistent with the Servicing Standard and the related Mortgage Loan Documents to collect such cost or expense from the Borrower and (E) the Borrower does not pay such cost or expense at or before the conclusion of the efforts described in the preceding clause (D), then the Responsible Repurchase Party hereby covenants and agrees (it being the intention of the parties that all, and not less than all, of the conditions described in the preceding clauses (A), (B), (C), (D) and (E) shall be precedent to such covenant and agreement) to pay such cost or expense within 90 days following a direction by the Trustee, the Master Servicer or the Special Servicer to do so.  Also notwithstanding the foregoing, the remedy described in the immediately preceding sentence shall constitute the sole remedy available to the Trustee and any other affected Person with respect to any breach of any representation described in clause (A) of the immediately preceding sentence, the Responsible Repurchase Party shall not otherwise have any obligation to cure such a breach and the Responsible Repurchase Party shall not have any obligation to repurchase or replace the affected Mortgage Loan.

(e)           The Mortgage Loan Seller acknowledges and agrees that the Purchaser shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)           The Mortgage Loan Seller will provide the Responsible Repurchase Party copies of any Rule 15Ga-1 Notice delivered to the Mortgage Loan Seller pursuant to the Pooling and Servicing Agreement.  The Mortgage Loan Seller (to the extent it receives any request or demand whether oral or written that a Mortgage Loan be repurchased or replaced, whether arising from a Material Breach or Material Document Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Depositor:  (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a Rule 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Resolution Period, or, if applicable, any Resolution Extension Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Depositor, such other information in the Seller Request Recipient’s possession as would be necessary to permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means.  Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as reasonably practicable after such request is made.  Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person.  Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Resolution Period or a Resolution Extension Period, the expiration date of such Initial Resolution Period or, if applicable, a Resolution Extension Period, (d) if pertaining to a withdrawal, the basis, if any, for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)           Each of the Mortgage Loan Seller and the Depositor acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Depositor with any Rule 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any Rule 15Ga-1 Notice delivered to Mortgage Loan Seller or the Depositor under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Depositor and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Depositor pursuant to Section 2.03(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a Rule 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Document Defect or Material Breach or knowledge on the part of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Document Defect or Material Breach or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Document Defect or Material Breach.

(h)           The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  Promptly upon request, the Depositor shall provide or cause to be provided to the Mortgage Loan Seller such information regarding the principal balances of the Mortgage Loans as is necessary in order for the Mortgage Loan Seller to prepare any such Form ABS-15G.

(i)           The Depositor shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Depositor is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business

Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.  The Trust’s CIK# is 0001596958.

Section 6.       Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

               (i)           All of the representations and warranties of each of the Mortgage Loan Seller  and LCFH made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

               (ii)         All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Mortgage Loan Seller or LCFH hereunder or the rights of the Mortgage Loan Seller or LCFH as a third party beneficiary thereunder), to the Mortgage Loan Seller and LCFH, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

               (iii)         The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

               (iv)         The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

               (v)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

               (vi)         The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

               (vii)        The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

               (viii)       Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms; and

               (ix)          The Securities and Exchange Commission shall not have issued any stop order suspending the effectiveness of the Purchaser’s Registration Statement.

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7.       Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and reasonably acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

               (i)           This Agreement, duly executed by the Purchaser, the Mortgage Loan Seller and LCFH;

               (ii)          Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

                (iii)          An Officer’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Mortgage Loan Seller authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of the Mortgage Loan Seller;

               (iv)          An Officer’s Certificate substantially in the form of Exhibit D-2 hereto, executed by the Secretary or an assistant secretary of LCFH, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of LCFH authorizing such party’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of LCFH;

               (v)          A certificate of good standing with respect to the Mortgage Loan Seller issued by the Secretary of State of Delaware not earlier than 15 days prior to the Closing Date, and upon which the Interested Parties may rely; and a certificate of good standing with respect to LCFH issued by the Secretary of the State of Delaware not earlier than 15 days prior to the Closing Date, and upon which the Interested Parties may rely;

               (vi)         A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-3 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

               (vii)        A certificate of LCFH substantially in the form of Exhibit D-4 hereto, executed by an executive officer of LCFH on LCFH’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

               (viii)       A written opinion of in-house or independent counsel for the Mortgage Loan Seller and LCFH, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the Mortgage Loan Seller’s and LCFH’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

               (ix)         A written opinion of special counsel for the Mortgage Loan Seller and LCFH, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the enforceability of this Agreement against the Mortgage Loan Seller and LCFH;

                (x)          A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser (only with respect to the Preliminary Private Placement Memorandum), the Underwriters (only with respect to the Free Writing Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Free Writing Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Free Writing Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in light of the circumstances under which they were made, not misleading;

               (xi)         A letter from special counsel for the Mortgage Loan Seller and LCFH, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB;

               (xii)        Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

               (xiii)        One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus Supplement and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, the Purchaser, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan related-documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus Supplement and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus Supplement and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Free Writing Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus Supplement and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

               (xiv)        If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a Certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

               (xv)        Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8.       Additional Reporting Under Regulation AB. With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall provide to the Depositor and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of Schedule V or Schedule VI to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely as in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage

Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Schedule VII of the Pooling and Servicing Agreement).  In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Depositor, the Certificate Administrator and the Mortgage Loan Seller.  In each case, such delivery shall be made not later than 5 calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than March 7th of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”).  In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Section 9.       Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents as to the Cut-off Date Pool Balance) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to:  (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (x) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; and (xi) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10.        Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 375 Park Avenue, 2nd Floor, J0127-023, New York, New York 10152, Attention:  A.J. Sfarra (with copies to the attention of Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053-300, 301 South College St., Charlotte, North Carolina 28288), or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing, or, if to the Mortgage Loan Seller, addressed to the Mortgage Loan Seller at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, with electronic copies to Pamela McCormack (pamela.mccormack@laddercapital.com), Robert Perelman (robert.perelman@laddercapital.com) and David Traitel (david.traitel@laddercapital.com), or, if to LCFH, addressed to LCFH at 345 Park Avenue, 8th Floor, New York, New York 10154, Attention: Pamela McCormack, with electronic copies to Pamela McCormack (pamela.mccormack@laddercapital.com), Robert Perelman (robert.perelman@laddercapital.com) and David Traitel (david.traitel@laddercapital.com), or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

Section 11.        Miscellaneous.  Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced.  This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder.  The Mortgage Loan Seller shall be an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein.

Section 12.        Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller or LCFH delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13.        Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.        Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15.        Further Assurances.  The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16.        Successors and Assigns.  The rights and obligations of the Mortgage Loan Seller  or LCFH under this Agreement shall not be assigned by the Mortgage Loan Seller or LCFH without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller or LCFH may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller or LCFH is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller or LCFH, shall be the successor to the Mortgage Loan Seller or LCFH, as the case may be, hereunder.  In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Purchaser is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates.  To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller or LCFH and the Purchaser, and their respective successors and permitted assigns.

Section 17.        Information.  The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18.        Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated February 4, 2014 between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

Section 19.        Obligations of LCFH.  For value received, the receipt and sufficiency of which are hereby acknowledged, LCFH, a limited liability limited partnership duly organized under the laws of the State of Delaware, hereby absolutely and unconditionally guarantees the prompt and complete payment when due of the obligations and liabilities, whether now in existence or hereafter arising, of the Mortgage Loan Seller, an indirect wholly owned subsidiary of LCFH, to the Purchaser (i) arising out of or under Sections 5 and 9 of this Agreement and (ii) that are owed under such Sections 5 and 9 to the Purchaser or any of its successors and permitted assigns under this Agreement (collectively, the “Obligations”).  The guaranty provided for in this Section 19 is one of payment and not of collection.  LCFH hereby waives notice of acceptance of the guaranty provided for in this Section 19 and notice of any of the Obligations to which it may apply, and waives diligence, presentment, demand for payment, protest, notice of protest, notice of dishonor or non-payment of any Obligation, suit or the taking of other action by the Purchaser against, and any other notice to, the Mortgage Loan Seller, LCFH or others.

LCFH hereby waives any defense arising by reason of, and any and all right to assert against the Purchaser any claim or defense based upon, an election of remedies by the Purchaser which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes LCFH’s rights to proceed against the Mortgage Loan Seller or any other guarantor for reimbursement or contribution, and/or any other rights of the Purchaser to proceed against the Mortgage Loan Seller, any other guarantor, or any other Person or security.

LCFH acknowledges that it is presently informed of the financial condition of the Mortgage Loan Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.

When pursuing its rights and remedies hereunder against LCFH, the Purchaser may, but shall be under no obligation to, pursue such rights and remedies that the Purchaser may have against the Mortgage Loan Seller or any other Person or any security or other guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchaser to pursue such other rights or remedies or to collect any payments from the Mortgage Loan Seller or any such other Person or to realize upon any security or other guarantee or to exercise any such right of offset, or any release of the Mortgage Loan Seller or any such other Person or security or other guarantee or right of offset, shall not relieve LCFH of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against LCFH.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller, LCFH and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

LADDER CAPITAL FINANCE LLC

By:	/s/ David M. Traitel
Name: David M. Traitel
Title: Managing Director

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Michael Mazzei
Name: Michael Mazzei
Title: President

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: President

EXHIBIT A

SCHEDULE OF MORTGAGE LOANS

Exh. A-1

WFRBS Commercial Mortgage Trust 2014-LC14
MORTGAGE LOAN SCHEDULES

Mortgage Loan Number	Mortgage Loan Seller	Property Name	Address	City	State	Zip Code	Original Balance ($)	Cut-off Date Balance ($)
2	LCF	PennCap Portfolio	Various	Various	PA	Various	90,000,000.00	90,000,000.00
2.01	LCF	3701 Corporate	3701 Corporate Parkway	Center Valley	PA	18034
2.02	LCF	3773 Corporate	3773 Corporate Parkway	Center Valley	PA	18034
2.03	LCF	1605 Valley Center	1605 Valley Center Parkway	Bethlehem	PA	18017
2.04	LCF	1525 Valley Center	1525 Valley Center Parkway	Bethlehem	PA	18017
2.05	LCF	1560 Valley Center	1560 Valley Center Parkway	Bethlehem	PA	18017
2.06	LCF	1550 Valley Center	1550 Valley Center Parkway	Bethlehem	PA	18017
2.07	LCF	1455 Valley Center	1455 Valley Center Parkway	Bethlehem	PA	18017
2.08	LCF	1480 Valley Center	1480 Valley Center Parkway	Bethlehem	PA	18017
2.09	LCF	1510 Valley Center	1510 Valley Center Parkway	Bethlehem	PA	18017
2.10	LCF	1495 Valley Center	1495 Valley Center Parkway	Bethlehem	PA	18017
2.11	LCF	1640 Valley Center	1640 Valley Center Parkway	Bethlehem	PA	18017
2.12	LCF	57 S Commerce	57 South Commerce Way	Hanover Township	PA	18017
2.13	LCF	1650 Valley Center	1650 Valley Center Parkway	Bethlehem	PA	18017
2.14	LCF	89 S Commerce	89 South Commerce Way	Hanover Township	PA	18017
2.15	LCF	1660 Valley Center	1660 Valley Center Parkway	Bethlehem	PA	18017
2.16	LCF	1530 Valley Center	1530 Valley Center Parkway	Bethlehem	PA	18017
2.17	LCF	85 S Commerce	85 South Commerce Way	Hanover Township	PA	18017
2.18	LCF	2196 Avenue C	2196 Avenue C	Bethlehem	PA	18017
2.19	LCF	2202 Hangar Place	2202 Hangar Place	Hanover Township	PA	18109
2.20	LCF	754 Roble Road	754 Roble Road	Hanover Township	PA	18109
2.21	LCF	83 S Commerce	83 South Commerce Way	Hanover Township	PA	18017
2.22	LCF	87 S Commerce	87 South Commerce Way	Hanover Township	PA	18017
2.23	LCF	974 Marcon Blvd	974 Marcon Boulevard	Hanover Township	PA	18109
2.24	LCF	2201 Hangar Place	2201 Hangar Place	Hanover Township	PA	18109
2.25	LCF	7355 William Avenue	7355 William Avenue	Upper Macungie Township	PA	18106
2.26	LCF	944 Marcon Blvd	944 Marcon Boulevard	Hanover Township	PA	18109
2.27	LCF	954 Marcon Blvd	954 Marcon Boulevard	Hanover Township	PA	18109
2.28	LCF	7277 William Avenue	7277 William Avenue	Upper Macungie Township	PA	18106
2.29	LCF	2041 Avenue C	2041 Avenue C	Bethlehem	PA	18017
2.30	LCF	964 Marcon Blvd	964 Marcon Boulevard	Hanover Township	PA	18109
2.31	LCF	7562 Penn Drive	7562 Penn Drive	Upper Macungie Township	PA	18106
2.32	LCF	764 Roble Road	764 Roble Road	Hanover Township	PA	18109
8	LCF	Canadian Pacific Plaza	120 South 6th Street	Minneapolis	MN	55402	39,750,000.00	39,750,000.00
9	LCF	Calidus Student Housing Portfolio	Various	Various	Various	Various	38,814,000.00	38,814,000.00
9.01	LCF	Grove at Jacksonville	351 Nisbet Street NW	Jacksonville	AL	36265
9.02	LCF	Grove at Jonesboro	500 North Caraway Road	Jonesboro	AR	72401
9.03	LCF	Grove at Wichita	2909 North Oliver Street	Wichita	KS	67220
9.04	LCF	Grove at Wichita Falls	5005 Lake Park Drive	Wichita Falls	TX	76302
12	LCF	Lantana Cascade	6330 South Congress Avenue	Lantana	FL	33462	27,500,000.00	27,500,000.00
14	LCF	West Side Mall	50-274 West Side Mall	Edwardsville	PA	18704	25,600,000.00	25,600,000.00
16	LCF	465 Park Avenue Retail Condominium	465 Park Avenue	New York	NY	10022	20,000,000.00	20,000,000.00
26	LCF	Oliver Multifamily Portfolio	Various	Various	Various	Various	14,800,000.00	14,754,233.42
26.01	LCF	Tropicana	825 Partridge Street	Duluth	MN	55811
26.02	LCF	Railview	1015 2nd Avenue	Proctor	MN	55810
26.03	LCF	Linderhof	1100 16th Street North	New Ulm	MN	56073
26.04	LCF	Piedmont Manor	2501 Leonard Street	Duluth	MN	55811
26.05	LCF	Spirit Mountain	9416 Mountain Drive	Proctor	MN	55810
26.06	LCF	Oak Hills	820 Civic Heights Drive	Circle Pines	MN	55014
26.07	LCF	Harborview	11 East 3rd Street	Grand Marais	MN	55604
26.08	LCF	Etna Woods	1216-1254 Clarence Street	Saint Paul	MN	55106
26.09	LCF	Billings View	4007 North 21st Street	Superior	WI	54880
28	LCF	Fairborn Ohio Hotel Portfolio	Various	Fairborn	OH	45324	14,715,000.00	14,715,000.00
28.01	LCF	Holiday Inn Fairborn	2800 Presidential Drive	Fairborn	OH	45324
28.02	LCF	Homewood Suites Fairborn	2750 Presidential Drive	Fairborn	OH	45324
30	LCF	Clinton MHC	38129 Delacroix Drive	Clinton Township	MI	48038	14,200,000.00	14,200,000.00
33	LCF	Westridge Apartments	3001 Harvest Hills Avenue	Williston	ND	58801	13,000,000.00	12,953,995.99
35	LCF	Hampton Inn Austin	4141 Governors Row	Austin	TX	78744	11,500,000.00	11,488,969.66
36	LCF	Crye Portfolio	Various	Various	Various	Various	11,400,000.00	11,375,318.38
36.01	LCF	Cool Springs	206 Cool Springs Boulevard	Franklin	TN	37067
36.02	LCF	Gunbarrel	1510 Gunbarrel Road	Chattanooga	TN	37421
36.03	LCF	1200 Market	1200 Market Street	Chattanooga	TN	37402
36.04	LCF	Peachtree	4870 Peachtree Industrial Boulevard	Norcross	GA	30071
36.05	LCF	Ooltewah	5913 Ooltewah-Ringgold Road	Ooltewah	TN	37363
36.06	LCF	Alpharetta	282 Rucker Road	Alpharetta	GA	30004
40	LCF	Nogales Plaza	251 North Grand Court Plaza	Nogales	AZ	85621	8,690,000.00	8,663,258.84
43	LCF	Staybridge Suites - Omaha	7825 Davenport Street	Omaha	NE	68114	8,100,000.00	8,100,000.00
48	LCF	h.h. gregg - Boca Raton	20841 South State Road 7	Boca Raton	FL	33428	7,070,000.00	7,070,000.00
49	LCF	Bingham Office III	30200 Telegraph Road	Bingham Farms	MI	48302	6,900,000.00	6,872,964.83
50	LCF	King City Square	415 South 42nd Street	Mount Vernon	IL	62864	6,510,000.00	6,496,780.06
59	LCF	Comfort Suites Houston	21222 Tomball Parkway	Houston	TX	77070	4,700,000.00	4,700,000.00
63	LCF	Alamo Building	128 South Tejon Street	Colorado Springs	CO	80903	3,800,000.00	3,792,825.54

WFRBS Commercial Mortgage Trust 2014-LC14
MORTGAGE LOAN SCHEDULES

Mortgage Loan Number	Mortgage Loan Seller	Property Name	Loan Amortization Type	Monthly P&I Payment ($)	Interest Accrual Method	Mortgage Rate	Administrative Fee Rate	Payment Due Date	Maturity Date	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Amortization Term (Original) (Mos.)
2	LCF	PennCap Portfolio	Interest-only, Amortizing Balloon	523,747.14	Actual/360	5.724%	0.0254%	6	1/6/2024	120	119	360
2.01	LCF	3701 Corporate
2.02	LCF	3773 Corporate
2.03	LCF	1605 Valley Center
2.04	LCF	1525 Valley Center
2.05	LCF	1560 Valley Center
2.06	LCF	1550 Valley Center
2.07	LCF	1455 Valley Center
2.08	LCF	1480 Valley Center
2.09	LCF	1510 Valley Center
2.10	LCF	1495 Valley Center
2.11	LCF	1640 Valley Center
2.12	LCF	57 S Commerce
2.13	LCF	1650 Valley Center
2.14	LCF	89 S Commerce
2.15	LCF	1660 Valley Center
2.16	LCF	1530 Valley Center
2.17	LCF	85 S Commerce
2.18	LCF	2196 Avenue C
2.19	LCF	2202 Hangar Place
2.20	LCF	754 Roble Road
2.21	LCF	83 S Commerce
2.22	LCF	87 S Commerce
2.23	LCF	974 Marcon Blvd
2.24	LCF	2201 Hangar Place
2.25	LCF	7355 William Avenue
2.26	LCF	944 Marcon Blvd
2.27	LCF	954 Marcon Blvd
2.28	LCF	7277 William Avenue
2.29	LCF	2041 Avenue C
2.30	LCF	964 Marcon Blvd
2.31	LCF	7562 Penn Drive
2.32	LCF	764 Roble Road
8	LCF	Canadian Pacific Plaza	Interest-only, Amortizing ARD	217,780.73	Actual/360	5.180%	0.0254%	6	11/6/2023	120	117	360
9	LCF	Calidus Student Housing Portfolio	Interest-only, Amortizing Balloon	216,742.69	Actual/360	5.350%	0.0254%	6	1/6/2024	120	119	360
9.01	LCF	Grove at Jacksonville
9.02	LCF	Grove at Jonesboro
9.03	LCF	Grove at Wichita
9.04	LCF	Grove at Wichita Falls
12	LCF	Lantana Cascade	Interest-only, Amortizing Balloon	146,786.75	Actual/360	4.950%	0.0254%	6	11/6/2023	120	117	360
14	LCF	West Side Mall	Interest-only, Amortizing Balloon	142,062.62	Actual/360	5.294%	0.0254%	6	11/6/2023	120	117	360
16	LCF	465 Park Avenue Retail Condominium	Interest-only, Amortizing Balloon	109,427.15	Actual/360	5.168%	0.0254%	11	12/11/2023	120	118	360
26	LCF	Oliver Multifamily Portfolio	Amortizing Balloon	82,682.09	Actual/360	5.354%	0.0254%	6	11/6/2023	120	117	360
26.01	LCF	Tropicana
26.02	LCF	Railview
26.03	LCF	Linderhof
26.04	LCF	Piedmont Manor
26.05	LCF	Spirit Mountain
26.06	LCF	Oak Hills
26.07	LCF	Harborview
26.08	LCF	Etna Woods
26.09	LCF	Billings View
28	LCF	Fairborn Ohio Hotel Portfolio	Interest-only, Amortizing Balloon	89,503.81	Actual/360	5.402%	0.0254%	6	11/6/2023	120	117	300
28.01	LCF	Holiday Inn Fairborn
28.02	LCF	Homewood Suites Fairborn
30	LCF	Clinton MHC	Amortizing Balloon	82,650.98	Actual/360	5.726%	0.0254%	6	2/6/2019	60	60	360
33	LCF	Westridge Apartments	Amortizing Balloon	104,080.79	Actual/360	5.188%	0.0554%	6	1/6/2019	60	59	180
35	LCF	Hampton Inn Austin	Amortizing Balloon	64,762.81	Actual/360	5.426%	0.0254%	6	1/6/2024	120	119	360
36	LCF	Crye Portfolio	Amortizing Balloon	77,937.04	Actual/360	5.425%	0.0254%	6	1/6/2024	120	119	240
36.01	LCF	Cool Springs
36.02	LCF	Gunbarrel
36.03	LCF	1200 Market
36.04	LCF	Peachtree
36.05	LCF	Ooltewah
36.06	LCF	Alpharetta
40	LCF	Nogales Plaza	Amortizing Balloon	48,666.92	Actual/360	5.376%	0.0254%	6	11/6/2023	120	117	360
43	LCF	Staybridge Suites - Omaha	Amortizing Balloon	42,693.95	Actual/360	4.840%	0.0254%	1	2/1/2019	60	60	360
48	LCF	h.h. gregg - Boca Raton	Interest-only, Amortizing Balloon	37,608.37	Actual/360	4.920%	0.0254%	6	1/6/2024	120	119	360
49	LCF	Bingham Office III	Amortizing Balloon	39,320.42	Actual/360	5.533%	0.0654%	6	10/6/2023	120	116	360
50	LCF	King City Square	Amortizing Balloon	35,751.14	Actual/360	5.201%	0.0254%	6	12/6/2023	120	118	360
59	LCF	Comfort Suites Houston	Amortizing Balloon	29,798.49	Actual/360	5.831%	0.0254%	6	2/6/2024	120	120	300
63	LCF	Alamo Building	Amortizing Balloon	21,575.98	Actual/360	5.500%	0.0254%	6	12/6/2023	120	118	360

WFRBS Commercial Mortgage Trust 2014-LC14
MORTGAGE LOAN SCHEDULES

Mortgage Loan Number	Mortgage Loan Seller	Property Name	Amortization Term (Remaining) (Mos.)	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Ownership Interest	Grace Period Late (Days)	Secured by LOC (Y/N)	LOC Amount
2	LCF	PennCap Portfolio	360		L(35),D(82),O(3)	Fee	0	N	NAP
2.01	LCF	3701 Corporate
2.02	LCF	3773 Corporate
2.03	LCF	1605 Valley Center
2.04	LCF	1525 Valley Center
2.05	LCF	1560 Valley Center
2.06	LCF	1550 Valley Center
2.07	LCF	1455 Valley Center
2.08	LCF	1480 Valley Center
2.09	LCF	1510 Valley Center
2.10	LCF	1495 Valley Center
2.11	LCF	1640 Valley Center
2.12	LCF	57 S Commerce
2.13	LCF	1650 Valley Center
2.14	LCF	89 S Commerce
2.15	LCF	1660 Valley Center
2.16	LCF	1530 Valley Center
2.17	LCF	85 S Commerce
2.18	LCF	2196 Avenue C
2.19	LCF	2202 Hangar Place
2.20	LCF	754 Roble Road
2.21	LCF	83 S Commerce
2.22	LCF	87 S Commerce
2.23	LCF	974 Marcon Blvd
2.24	LCF	2201 Hangar Place
2.25	LCF	7355 William Avenue
2.26	LCF	944 Marcon Blvd
2.27	LCF	954 Marcon Blvd
2.28	LCF	7277 William Avenue
2.29	LCF	2041 Avenue C
2.30	LCF	964 Marcon Blvd
2.31	LCF	7562 Penn Drive
2.32	LCF	764 Roble Road
8	LCF	Canadian Pacific Plaza	360		GRTR 1% or YM(27),GRTR 1% or YM or D(88),O(5)	Fee	0	N	NAP
9	LCF	Calidus Student Housing Portfolio	360		L(25),D(91),O(4)	Fee	0	N	NAP
9.01	LCF	Grove at Jacksonville
9.02	LCF	Grove at Jonesboro
9.03	LCF	Grove at Wichita
9.04	LCF	Grove at Wichita Falls
12	LCF	Lantana Cascade	360		L(27),D(89),O(4)	Fee	0	N	NAP
14	LCF	West Side Mall	360		L(27),D(91),O(2)	Fee	5	N	NAP
16	LCF	465 Park Avenue Retail Condominium	360		L(35),GRTR 1% or YM(81),O(4)	Leasehold	0	N	NAP
26	LCF	Oliver Multifamily Portfolio	357		L(27),D(91),O(2)	Fee	0	N	NAP
26.01	LCF	Tropicana
26.02	LCF	Railview
26.03	LCF	Linderhof
26.04	LCF	Piedmont Manor
26.05	LCF	Spirit Mountain
26.06	LCF	Oak Hills
26.07	LCF	Harborview
26.08	LCF	Etna Woods
26.09	LCF	Billings View
28	LCF	Fairborn Ohio Hotel Portfolio	300		L(27),D(90),O(3)	Fee	0	N	NAP
28.01	LCF	Holiday Inn Fairborn
28.02	LCF	Homewood Suites Fairborn
30	LCF	Clinton MHC	360		L(24),D(34),O(2)	Fee	0	N	NAP
33	LCF	Westridge Apartments	179		L(25),D(32),O(3)	Fee	0	N	NAP
35	LCF	Hampton Inn Austin	359		L(25),D(91),O(4)	Fee	0	N	NAP
36	LCF	Crye Portfolio	239		L(23),GRTR 1% or YM(92),O(5)	Fee	0	N	NAP
36.01	LCF	Cool Springs
36.02	LCF	Gunbarrel
36.03	LCF	1200 Market
36.04	LCF	Peachtree
36.05	LCF	Ooltewah
36.06	LCF	Alpharetta
40	LCF	Nogales Plaza	357		L(27),D(89),O(4)	Fee	0	N	NAP
43	LCF	Staybridge Suites - Omaha	360		L(24),D(32),O(4)	Fee	5	N	NAP
48	LCF	h.h. gregg - Boca Raton	360		L(35),GRTR 1% or YM(81),O(4)	Fee	0	N	NAP
49	LCF	Bingham Office III	356		L(28),D(88),O(4)	Fee	0	N	NAP
50	LCF	King City Square	358		L(26),D(90),O(4)	Fee	0	N	NAP
59	LCF	Comfort Suites Houston	300		L(24),D(93),O(3)	Fee	0	N	NAP
63	LCF	Alamo Building	358		L(26),D(90),O(4)	Fee	0	N	NAP

WFRBS Commercial Mortgage Trust 2014-LC14
MORTGAGE LOAN SCHEDULES

Mortgage Loan Number	Mortgage Loan Seller	Property Name	Borrower Name	Excess Servicing Fee Rate	Master Servicing Fee Rate
2	LCF	PennCap Portfolio	Various		0.0200%
2.01	LCF	3701 Corporate
2.02	LCF	3773 Corporate
2.03	LCF	1605 Valley Center
2.04	LCF	1525 Valley Center
2.05	LCF	1560 Valley Center
2.06	LCF	1550 Valley Center
2.07	LCF	1455 Valley Center
2.08	LCF	1480 Valley Center
2.09	LCF	1510 Valley Center
2.10	LCF	1495 Valley Center
2.11	LCF	1640 Valley Center
2.12	LCF	57 S Commerce
2.13	LCF	1650 Valley Center
2.14	LCF	89 S Commerce
2.15	LCF	1660 Valley Center
2.16	LCF	1530 Valley Center
2.17	LCF	85 S Commerce
2.18	LCF	2196 Avenue C
2.19	LCF	2202 Hangar Place
2.20	LCF	754 Roble Road
2.21	LCF	83 S Commerce
2.22	LCF	87 S Commerce
2.23	LCF	974 Marcon Blvd
2.24	LCF	2201 Hangar Place
2.25	LCF	7355 William Avenue
2.26	LCF	944 Marcon Blvd
2.27	LCF	954 Marcon Blvd
2.28	LCF	7277 William Avenue
2.29	LCF	2041 Avenue C
2.30	LCF	964 Marcon Blvd
2.31	LCF	7562 Penn Drive
2.32	LCF	764 Roble Road
8	LCF	Canadian Pacific Plaza	CanPac Owner LLC		0.0200%
9	LCF	Calidus Student Housing Portfolio	Various		0.0200%
9.01	LCF	Grove at Jacksonville
9.02	LCF	Grove at Jonesboro
9.03	LCF	Grove at Wichita
9.04	LCF	Grove at Wichita Falls
12	LCF	Lantana Cascade	Lantana Cascade MHC Limited Partnership		0.0200%
14	LCF	West Side Mall	Edwardsville Mall LP		0.0200%
16	LCF	465 Park Avenue Retail Condominium	Cohen Ritz Retail Company, LLC		0.0200%
26	LCF	Oliver Multifamily Portfolio	Various		0.0200%
26.01	LCF	Tropicana
26.02	LCF	Railview
26.03	LCF	Linderhof
26.04	LCF	Piedmont Manor
26.05	LCF	Spirit Mountain
26.06	LCF	Oak Hills
26.07	LCF	Harborview
26.08	LCF	Etna Woods
26.09	LCF	Billings View
28	LCF	Fairborn Ohio Hotel Portfolio	PH Fairborn Hotel Owner 2750, LLC and PH Fairborn Hotel Owner 2800, LLC		0.0200%
28.01	LCF	Holiday Inn Fairborn
28.02	LCF	Homewood Suites Fairborn
30	LCF	Clinton MHC	At Home In Clinton Limited Partnership		0.0200%
33	LCF	Westridge Apartments	Westridge Apartments, LLC		0.0500%
35	LCF	Hampton Inn Austin	Moody National Austin-GOVR Holding, LLC		0.0200%
36	LCF	Crye Portfolio	CRYE 6, LLC		0.0200%
36.01	LCF	Cool Springs
36.02	LCF	Gunbarrel
36.03	LCF	1200 Market
36.04	LCF	Peachtree
36.05	LCF	Ooltewah
36.06	LCF	Alpharetta
40	LCF	Nogales Plaza	Nogales Plaza Shopping Center, L.P.		0.0200%
43	LCF	Staybridge Suites - Omaha	LDI NE Omaha SBS, LLC		0.0200%
48	LCF	h.h. gregg - Boca Raton	Pan York Glades, LLC		0.0200%
49	LCF	Bingham Office III	30200 Telegraph Road Office Building LLC		0.0600%
50	LCF	King City Square	King City Improvements, LLC		0.0200%
59	LCF	Comfort Suites Houston	HARE RAM, L.L.C.		0.0200%
63	LCF	Alamo Building	Carlisle’s Alamo, LLC; Elshout’s Alamo, LLC; Gilmore’s Alamo, LLC; Kim’s Alamo, LLC; Taylor’s Alamo, LLC		0.0200%

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE MORTGAGE LOAN SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the Closing Date:

(a)           The Mortgage Loan Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)           The Mortgage Loan Seller has the full limited liability company power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)           The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)           No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage

Exh. B-1-1

Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

(g)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)           The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)            The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)            The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)           After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)           The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)          No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)           The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of New York.

(o)           The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh. B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the Closing Date:

(a)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

(b)           The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)           The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)           The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(g)           No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

Exh. B-2-1

EXHIBIT B-3

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LCFH

LCFH hereby represents and warrants that, as of the Closing Date:

(a)           LCFH is a limited liability limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)           LCFH’s execution and delivery of, performance under, and compliance with this Agreement, will not violate LCFH’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of LCFH, is likely to affect materially and adversely the ability of LCFH to perform its obligations under this Agreement.

(c)           LCFH has the full limited liability limited partnership power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)           This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of LCFH, enforceable against LCFH in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)           LCFH is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in LCFH’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of LCFH to perform its obligations under this Agreement.

(f)           No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by LCFH of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

(g)           No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of LCFH’s knowledge, threatened against LCFH that, if determined adversely to LCFH, would prohibit LCFH from entering into this Agreement or that, in LCFH’s

Exh. B-3-1

good faith and reasonable judgment, is likely to materially and adversely affect the ability of LCFH to perform its obligations under this Agreement.

Exh. B-3-2

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

For purposes of this Exhibit C, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

The Mortgage Loan Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except with respect to the Exceptions described on Schedule C to this Agreement.

1.           Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the Mortgage File for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.  For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

Exh. C-1

3.           Loan Document Status.  Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to

Exh. C-2

the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.           Mortgage Status; Waivers and Modifications.  Since origination, except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents, (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.           Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its Affiliate, as applicable.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

Exh. C-3

8.           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder.  Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in the Prospectus.

Exh. C-4

10.           Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.           Condition of Property.  Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except to the extent as to all statements in clauses (a) and (b) above, (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage

Exh. C-5

Loan, the amount necessary to effect the necessary; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.           Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

Exh. C-6

16.           Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.           Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than

Exh. C-7

12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding

Exh. C-8

principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan Documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.           No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property:  (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for

Exh. C-9

encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.           No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.           REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.           Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

Exh. C-10

25.           Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.           Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor

Exh. C-11

(which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect):  (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect):  (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.           Mortgage Releases.  The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal

Exh. C-12

proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.           Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Schedule C.

32.           Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity,

Exh. C-13

(ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on Exhibit C-32-1 by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on Exhibit C-32-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on Exhibit C-32-3 or (iv) Permitted Encumbrances.  The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance

Exh. C-14

charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.           Ground Leases.  For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

Exh. C-15

(B)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)          The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)           Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)          The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default

Exh. C-16

or termination is effective against the lender unless such notice is given to the lender;

(H)          A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)           Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)          In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)          Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.           Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.           Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the

Exh. C-17

origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit C.

39.           Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.           No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.           Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”).  The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with

Exh. C-18

the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on Exhibit C-43-1, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Exhibit C-43-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to

Exh. C-19

asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following:  (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

Exh. C-20

46.           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Exhibit C-47-1.

48.           Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan Documents, no advance of funds has been made by Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.           Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

Exh. C-21

EXHIBIT C-32-1

LIST OF MORTGAGE LOANS WITH CURRENT MEZZANINE DEBT
Loan#	Mortgage Loan
2	PennCap Portfolio
9	Calidus Student Housing Portfolio
14	West Side Mall

Exh. C-32-1-1

EXHIBIT C-32-2

LIST OF MORTGAGE LOANS WITH PERMITTED MEZZANINE DEBT
Loan#	Mortgage Loan
8	Canadian Pacific Plaza
28	Fairborn Ohio Hotel Portfolio

Exh. C-32-2-1

EXHIBIT C-32-3

LIST OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS

None.

Exh. C-32-3-1

EXHIBIT C-43-1

LIST OF MORTGAGE LOANS WITH ENVIRONMENTAL INSURANCE
Loan#	Mortgage Loan	Policy Issuer
30	Clinton MHC	Great American E & S Insurance Company

Exh. C-43-1-1

EXHIBIT C-47-1

LIST OF MORTGAGE LOANS CROSS-COLLATERALIZED AND CROSS-DEFAULTED
WITH MORTGAGE LOANS OUTSIDE THE MORTGAGE POOL
Loan#	Mortgage Loan
2	PennCap Portfolio

Exh. C-47-1-1

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A.  Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(2)	Whole Loan; Ownership of Mortgage Loans	PennCap Portfolio (Loan No. 2)
The subject Mortgage Loan is part of a Loan Combination (the “PennCap Portfolio Loan Combination”), which also includes a Companion Loan in the original principal amount of $33,700,000.  The entire PennCap Portfolio Loan Combination is secured by the same Mortgage encumbering the related Mortgaged Property.

(4)	Mortgage Provisions	Clinton MHC (Loan No. 30)
The related Mortgage Loan includes a security interest in mobile homes as part of the collateral, but the security interest in such collateral is not perfected with respect to the titling requirements with the state. Only a UCC financing statement has been filed.

(5)	Hospitality Provisions	Hampton Inn Austin (Loan No. 35)
The loan structure includes a master lease of the related Mortgaged Property from the related Borrower to an affiliate of the related Borrower.  Collateral included an assignment by the related Borrower of such master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the affiliated master tenant to the related Borrower.  The related franchise agreement and comfort letter is with the affiliated master tenant under the master lease.

(7)	Lien; Valid	Clinton MHC (Loan No. 30)	The related Mortgage Loan includes a

Sch. C-1

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
	Assignment		security interest in mobile homes as part of the collateral, but the security interest in such collateral is not perfected with respect to the titling requirements with the state. Only a UCC financing statement has been filed.

(8)	Permitted Liens; Title Insurance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

(8)	Permitted Liens; Title Insurance	PennCap Portfolio (Loan No. 2)	The related Mortgage secures the subject Mortgage Loan and the related Companion Loan on a pari passu basis.

(8)	Permitted Liens; Title Insurance	Lantana Cascade (Loan No. 12)
The homeowner’s association has a statutory right of first refusal with respect to a proposed sale of the related Mortgaged Property, but such right does not apply to foreclosure or deed-in-lieu of foreclosure.

(8)	Permitted Liens; Title Insurance	465 Park Avenue Retail Condominium (Loan No. 16)	The residential cooperative has a right of first refusal with respect to a proposed sale of the related Mortgaged Property, but such right does not apply to foreclosure or deed-in-lieu of foreclosure.

(9)	Junior Liens	PennCap Portfolio (Loan No. 2)	An affiliate of Ladder Capital Finance LLC holds a $14,900,000 original principal balance mezzanine loan secured by a 100% direct or indirect equity interest in the related Borrower.

(9)	Junior Liens	Calidus Student Housing Portfolio (Loan No. 9)	ARC Realty Finance Operating Partnership, L.P. holds a $4,000,000 original principal balance mezzanine loan secured by a 100% direct or indirect equity interest in the related Borrower.

Exh. C-2

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(9)	Junior Liens	West Side Mall (Loan No. 14)	An affiliate of Ladder Capital Finance LLC holds a $2,000,000 original principal balance mezzanine loan secured by a 100% direct or indirect equity interest in the related Borrower.

(10)	Assignment of Leases and Rents	PennCap Portfolio (Loan No. 2)	The related Mortgage and any related Assignment of Leases secure the subject Mortgage Loan and the related Companion Loan on a pari passu basis.

(10)	Assignment of Leases and Rents	Hampton Inn Austin (Loan No. 35)
The loan structure includes a master lease of the related Mortgaged Property from the related Borrower to an affiliate of the related Borrower.  Collateral included an assignment by the related Borrower of such master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the affiliated master tenant to the related Borrower.

(11)	Financing Statements	Clinton MHC (Loan No. 30)
The related Mortgage Loan includes a security interest in mobile homes as part of the collateral, but the security interest in such collateral is not perfected with respect to the titling requirements with the state. Only a UCC financing statement has been filed.

(11)	Financing Statements	Hampton Inn Austin (Loan No. 35)
The loan structure includes a master lease of the related Mortgaged Property from the related Borrower to an affiliate of the related Borrower.  Collateral included an assignment by the related Borrower of such master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the master tenant to the related Borrower.  UCC-1 financing statements in favor of the related Borrower that affect all assets

Exh. C-3

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
of the master tenant were also assigned to the related lender.

(12)	Condition of Property	465 Park Avenue Retail Condominium (Loan No. 16)
The property condition assessment recommended certain repairs and capital expenditures.  The related Borrower is required to perform such required repairs but there is no escrow for such repairs.  The related guarantor has guaranteed certain capital improvements required for the leasing of the related Mortgaged Property.

(15)	Actions Concerning Mortgage Loan	PennCap Portfolio (Loan No. 2)
Philips International Investments, LLC v. Louis Pektor, et al., Index 651526/2011, is currently pending in the New York Supreme Court, Commercial Division, New York County.  In that case, two of the nonrecourse carveout guarantors, Louis Pektor and Lisa Pektor (the “Subject PennCap Portfolio Guarantors”) and the related borrowers, among others, are currently being sued by Philips International Investments, Inc. (“Philips”).  In 2010, Philips was originally identified as a joint venture partner of the Subject PennCap Portfolio Guarantors for the acquisition of the related Mortgaged Properties from Liberty Property Limited Partnership.  Philips ultimately opted not to move forward with the investment and terminated the contract.  The Subject PennCap Portfolio Guarantors subsequently chose Capital Trust, Inc. (“Capital Trust”) as a joint venture partner for the transaction.  Philips subsequently sued the related borrowers, the Subject PennCap Portfolio Guarantors and Capital Trust for various claims including unjust enrichment, fraud,

Exh. C-4

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
and violation of fiduciary duty. Many of the initial claims have been dismissed. The surviving claims against the Subject PennCap Portfolio Guarantors allege damages of $100 million under theories of breach of fiduciary duty and breach of contract, and damages of $572,647.69 under a theory of unjust enrichment. The surviving claim against the related borrowers is for unjust enrichment with damages capped at $572,647.69. In addition, Louis Pektor is currently involved in the workout of his residential and construction portfolio. For example, Mr. Pektor has an open judgment of approximately $22 million against him under a full recourse mortgage loan guaranty. Such judgment was subsequently acquired by an affiliate of Lisa Pektor. Such affiliate pledged this judgment to an unrelated lender as partial collateral for a loan on an unrelated property. In addition, Mr. Pektor is also subject to the following: (i) an open judgment for $1,444,647 relating to a land development loan guaranty that was purchased by Mr. Pektor’s business partner on such project; (ii) an open judgment of $334,599 relating to a land development loan guaranty that was purchased by an entity controlled by Mr. Pektor; (iii) a $1,889,092 judgment relating to a line of credit and loan guaranty for construction of a football field at a high school for which settlement discussions are ongoing; and (iv) other judgments totaling $2,098,261 related to development loans guaranteed by Mr. Pektor and/or open trade payables on construction work.

Exh. C-5

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(15)	Actions Concerning Mortgage Loan	465 Park Avenue Retail Condominium (Loan No. 16)
The related borrower filed a complaint in the Supreme Court of the State of New York against, among others, Manhattan ASC, LLC, d/b/a Surgery Center of Manhattan (“Manhattan ASC”), seeking money damages for, among other things, the alleged breach on the part of Manhattan ASC of its lease after the tenant purported to terminate such lease.  There can be no assurance as to whether the defendants will file counterclaims or what such counterclaims will be.  In addition, there can be no assurance as to whether the related borrower will ultimately succeed in the above-described litigation or whether the litigation and any potential counterclaims will have a material adverse effect on the borrower, the borrower sponsor or the related Mortgaged Property.

(15)	Actions Concerning Mortgage Loan	West Side Mall (Loan No. 14)
The sponsor of the Mortgage Loan is the defendant in two lawsuits brought in September 2012 by such sponsor’s business partners in a joint venture formed for the production, marketing and sale of popcorn.  After the joint venture failed, the joint venturers initiated litigation against each other for failure to perform under the joint venture agreement.  Settlement negotiations are ongoing.

(15)	Actions Concerning Mortgage Loan	Staybridge Suites—Omaha (Loan No. 43)
One of the nonrecourse carveout guarantors is currently a defendant in a wrongful death lawsuit involving three men who died while flying in a helicopter owned by a wholly owned subsidiary of such nonrecourse carveout guarantor.  The plaintiff’s claim against such nonrecourse carveout guarantor is based upon an “alter ego” theory of liability and

Exh. C-6

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
plaintiffs have claimed $17,000,000 in damages. Such nonrecourse carveout guarantor currently awaits a hearing date for two motions for summary judgment that it filed to deny and dismiss such claims in their entirety.

(18)	Insurance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
Except with respect to Mortgage Loans where terrorism insurance is not required, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Borrower must obtain and maintain terrorism coverage to cover such exclusions from a Qualified Carrier (as defined in the related loan agreement) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

(18)	Insurance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
Subject to the other exceptions to Representation and Warranty No. 18, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.  As and to the extent set forth in the exceptions to Representation and Warranty No. 31, there are limitations related to the maintenance of

Exh. C-7

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
terrorism insurance.

(18)	Insurance	Calidus Student Housing Portfolio (Loan No. 9)
Portions of one of the eleven buildings at the related Mortgaged Property known as “Grove at Jonesboro” and two of the eleven buildings at the related Mortgaged Property known as “Grove at Wichita” are located in flood zones.  No flood insurance has been obtained for such buildings.

(18)	Insurance	Westside Mall (Loan No. 14)	Price Chopper and Lowe’s are each responsible for insuring their own spaces and such insurance satisfies any requirement that the borrower maintain insurance.

(18)	Insurance	465 Park Avenue Retail Condominium (Loan No. 16)
Under the related ground lease, insurance proceeds are paid to an account in the joint names of related ground lessor and ground lessee and which requires the signature of both the related ground lessor and ground lessee for any withdrawals. The related ground lessee has the option of posting a bond for the lien free completion of the restoration and having the insurance proceeds paid to related ground lessee directly.  Further, under the ground lease, the related tenant is required to restore in all cases and such proceeds are used for restoration.  The related mortgagee is required to consent to use of proceeds for restoration and has waived the right to retain and apply insurance proceeds towards payment of amounts secured by the mortgage to the extent such proceeds are required to be used for the restoration of the mortgaged premises in accordance with the terms of the ground lease.  The related mortgagee would have the right to excess proceeds.

Under the related condominium by-

Exh. C-8

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
laws, an insurance trustee appointed by the related condominium board holds the insurance proceeds. Under the estoppel certificate for the loan secured by the residential portion of the condominium (the “Residential Loan”), the related condominium board designated the lender under the Residential Loan as the insurance trustee for purposes of the Declaration and By-laws. Subject to the designation of the lender on the Residential Loan as insurance trustee pursuant to the estoppel certificate for the Residential Loan, in the estoppel certificate for the subject Mortgage Loan, the related condominium board designated the lender under the subject Mortgage Loan as the insurance trustee for purposes of the Declaration and By-Laws.

If there is a casualty that destroys less than 75% of the condominium building, then any related insurance proceeds are to be used for restoration and any excess proceeds are paid to the unit owners in proportion to their ownership interests (i.e. 66 2/3% to the residential unit and 33 1/3% to the commercial unit).  If there is a casualty that destroys 75% or more of the condominium building, such building shall not be restored unless both the residential unit owner and the commercial unit owner agree to restore.  If both unit owners do not agree to restore, the condominium building can be partitioned and the proceeds of the sale together with any insurance proceeds are to be distributed to the unit owners in proportion to their ownership interests.

Exh. C-9

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(18)	Insurance	Oliver Multifamily Portfolio - Oak Hills (Loan No. 26.06) Oliver Multifamily Portfolio - Etna Woods (Loan No. 26.08)
For each of the related Mortgaged Properties, the property insurance was not required to be written on a no co-insurance form or to contain an agreed amount endorsement with respect to the improvements and personal property at such Mortgaged Property, waiving all co-insurance provisions so long as, at all times, such Mortgaged Properties are insured in an amount equal to 100% of the “Full Replacement Cost” (as such term is defined in the related loan documents) of such Mortgaged Property.

(18)	Insurance	h.h. gregg - Boca Raton (Loan No. 48)
The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Borrower maintain insurance.  The requirement to maintain terrorism insurance has been waived.

(18)	Insurance	King City Square (Loan No. 50)	One tenant, Kroger, may self-insure with respect to its space and such self-insurance satisfies the related borrower’s requirements under the related loan documents.

(25)	Trustee under Deed of Trust	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)	The related loan documents may not prevent fees from being payable to the trustee, but either the related Borrower is responsible for all such costs or the trustee’s fees must be reasonable.

(26)	Local Law Compliance
PennCap Portfolio – 3701 Corporate (Loan No. 2.01)

PennCap Portfolio – 3773 Corporate (Loan No. 2.02)

PennCap Portfolio – 1480 Valley Center (Loan No. 2.08)

PennCap Portfolio – 944 Marcon Blvd (Loan No. 2.26)

PennCap Portfolio – 964 Marcon

For each of the subject Mortgage Loans, each of the specified Mortgaged Properties constitutes a legal nonconforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the precasualty/ destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the

Exh. C-10

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

Blvd (Loan No. 2.30)

PennCap Portfolio – 7562 Penn Drive (Loan No. 2.31)

Lantana Cascade (Loan No. 12)

West Side Mall (Loan No. 14)

465 Park Avenue Retail Condominium (Loan No. 16)

Oliver Multifamily Portfolio - Railview (Loan No. 26.02)

Oliver Multifamily Portfolio - Spirit Mountain (Loan No. 26.05)

Oliver Multifamily Portfolio - Oak Hills (Loan No. 26.06)

Oliver Multifamily Portfolio - Harborview (Loan No. 26.07)

Oliver Multifamily Portfolio - Etna Woods (Loan No. 26.08)

Nogales Plaza (Loan No. 40)

Bingham Office III (Loan No. 49)

Alamo Building (Loan No. 63)

restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(27)	Licenses and Permits	Staybridge Suites-Omaha (Loan No. 43)
The related Borrower does not have a liquor license issued in its name.  The existing liquor license is issued in the name of the prior owner.  The related Borrower is seeking to obtain a temporary or permanent license.  The related franchisor has waived the requirement that the related Borrower have a liquor license for a period of seven (7) business days following the origination of the subject Mortgage Loan during which time the related Borrower will apply for a liquor license for the property in the name of the related Borrower.

(28)	Recourse Obligations	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50,	The related loan documents may provide for recourse against the related Borrower and guarantor in the

Exh. C-11

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
		59 and 63)	event that such Borrower or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to the Borrower, rather than that such Borrower or guarantor “colluded with other creditors” to do so. In addition, the related loan documents may limit recourse for the related Borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.

In addition, the related loan documents may limit the recourse for certain other items such as the payment of taxes and the payment of liens only to situations where there is sufficient cash flow from the related Mortgaged Property to make such payments or otherwise cover such items.  Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.

(28)	Recourse Obligations	Canadian Pacific Plaza (Loan No. 8)
Transfers of either the related Mortgaged Property or controlling equity interests in the related Borrower made in violation of the related Mortgage Loan documents is a losses-only recourse event, not a full recourse event.

(28)	Recourse Obligations	Lantana Cascade (Loan No. 12)	The losses-only recourse events relating to the misappropriation of rents following an event of default is generally to the following effect: the misapplication, in violation of the

Exh. C-12

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
related loan documents, misappropriation or conversion by the related Borrower, after and during the continuation of an event of default (which if non-monetary, is either known by the related Borrower or is the subject of written notice from the related lender to the related Borrower), of any rents that are not either deposited with the related lender or applied to the commercially reasonable out of pocket third party costs and expenses of the related Mortgaged Property as they become due or payable (which such costs and expenses shall not include payments to the manager of the Mortgaged Property).

(28)	Recourse Obligations	465 Park Avenue Retail Condominium (Loan No. 16)	The losses-only recourse events do not include criminal acts by the Borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property.

(29)	Mortgage Releases	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Borrower can avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

(31)	Acts of Terrorism Exclusion	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Borrower

Exh. C-13

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related Borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to this representation and warranty No. 31, even where terrorism insurance is required, the related Borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)	Acts of Terrorism Exclusion	West Side Mall (Loan No. 14)	Price Chopper and Lowe’s are each responsible for insuring their own spaces and such insurance satisfies any requirement that the borrower maintain insurance.

(31)	Acts of Terrorism Exclusion	Canadian Pacific Plaza (Loan No. 8)
Terrorism insurance coverage may be capped at the amount of coverage that can be obtained at a premium equal to 1.5 times the then-current all-risk insurance policy premium (excluding terrorism insurance coverage).

Exh. C-14

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(31)	Acts of Terrorism Exclusion	Hampton Inn Austin (Loan No. 35)
Terrorism insurance coverage may be capped at the amount of coverage that can be obtained at a premium equal to the then-current all-risk insurance policy premium (excluding terrorism insurance coverage).

(31)	Acts of Terrorism Exclusion	h.h. gregg - Boca Raton (Loan No. 48)
The sole tenant is responsible for insuring the related Mortgaged Property, and such insurance satisfies any requirement that the related Borrower maintain insurance.  The requirement to maintain terrorism insurance has been waived.

(31)	Acts of Terrorism Exclusion	King City Square (Loan No. 50)	One tenant, Kroger, may self-insure with respect to its space and such self-insurance satisfies the related borrower’s requirements under the related loan documents.

(32)	Due on Sale or Encumbrance	All LCF Mortgage Loans (Loan Nos. 2, 8, 9, 12, 14, 16, 26, 28, 30, 33, 35, 36, 40, 43, 48, 49, 50, 59 and 63)
In addition to the exceptions listed in clause (a) in representation and warranty no. 32, (1) with respect to clause (a)(iii), any transfer, sale or pledge of direct or indirect equity interests in the related Borrower is permitted so long as such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests and (2) with respect to clause (a)(v), mergers and other business combinations involving a publicly traded company are also permitted.

(32)	Due on Sale or Encumbrance	Hampton Inn Austin (Loan No. 35)
Transfers of the related Borrower’s indirect owner, Moody National REIT I, Inc. (“Moody REIT”), are permitted without (1) the related lender’s consent, (2) notice to the related lender, and (3) the payment of any fee other than payment of the related lender’s actual out-of-pocket expenses, if any; as long as after such

Exh. C-15

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
transfer the Moody REIT is required to file periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and no person other than Brett C. Moody and his affiliates, owns, controls or holds more than forty-nine percent (49%) of the direct or indirect ownership interests in Moody REIT.

(33)	Single-Purpose Entity
PennCap Portfolio (Loan No. 2)

Lantana Cascade  (Loan No. 12)

465 Park Avenue Retail Condominium  (Loan No. 16)

Westridge Apartments (Loan No. 33)

Oliver Multifamily Portfolio (Loan No. 26)

Crye Portfolio  (Loan No. 36)

Nogales Plaza  (Loan No. 40)

King City Square (Loan No. 50)

Comfort Suites Houston (Loan No. 59)

Each of the related Borrowers (except for the Borrower under Oliver Multifamily Portfolio Mortgage Loan known as Sobo Billings View, LLC ) is a recycled single-purpose entity and previously may have (or has a predecessor-in-interest that previously may have) owned real property other than the related Mortgaged Property and/or conducted operations other than those incidental to the ownership of the related Mortgaged Property.

(36)	Ground Leases	465 Park Avenue Retail Condominium (Loan No. 16)
The related ground lease is subordinate to related fee mortgages provided that (i) the related fee mortgagee enters into a non-disturbance agreement with the related ground lessee and (ii) the related fee mortgagee does not reject the non-disturbance agreement in a bankruptcy.

The related mortgagee is required to be an “Institutional Lender”.  “Institutional Lender” means and refers to (a) a savings bank, a savings and loan association, a commercial bank or trust company, foreign bank,

Exh. C-16

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
or subsidiary wholly owned by any of the foregoing; (b) an insurance company (either for its own account or in a fiduciary capacity) or an organized and existing subsidiary wholly owned by such insurance company; (c) a welfare, benefit, pension or retirement fund or system for employees of a federal, state, municipal, or other like public corporate or governmental entity, or employees of a corporation whose shares are listed on any national stock exchange; (d) General Electric Credit Corp. or Westinghouse Credit Corp., or any similar entity having comparable financial resources and experience, or any successor thereto; (e) CS First Boston, Merrill Lynch, Pierce, Fenner & Smith or any similar investment bank having comparable financial resources or experience, or any successor thereto; (f) any Real Estate Mortgage Investment Conduit (REMIC), or similar securitized entity provided that the sole servicer of same is an entity which is an Institutional Lender apart from its qualifications under this clause (f); (g) any federal, state, county or municipal governmental agency, public benefit corporation or instrumentality thereof; (h) a real estate investment trust;

(i) a charitable foundation which qualifies as a tax-exempt organization under the Internal Revenue Code of 1986, as amended; or (j) any entity which, at the time in question, is generally considered within the real estate industry of the City of New York to be an “institutional lender” and (k) any combination of the foregoing; provided, however, that (1) in no event can an Institutional Lender

Exh. C-17

Representation Number on Exhibit C	Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
be an affiliate of related tenant, (2) prior to or simultaneously with the submission of the first cure notice in respect of any tenant or subtenant subordination and non-disturbance agreement, an Institutional Lender must submit to the jurisdiction of State and federal courts sitting in New York County, New York and

(3) respecting those entities set forth in (a) - (f), (h), (j) and (k) above only, such entities and their respective parents and wholly-owned affiliates, collectively, have total assets (exclusive of good will), at the time the related leasehold mortgage is entered into, of not less than $500,000,000, as such amount shall be adjusted from time to time to be equal to the product obtained by multiplying $500,000,000 times the minimum rent consumer price index fraction (the CPI for the month of calculation divided by the CPI for February, 1997).

In an estoppel, the related ground lessor agreed that Ladder Capital Finance Holdings LLLP, any entity that is wholly-owned by Ladder Capital Finance Holdings LLLP and any Real Estate Mortgage Investment Conduit (REMIC), or similar securitized entity, provided that the master servicer of same is an entity which is an Institutional Lender apart from its qualifications under the applicable terms of the related Ground Lease, shall each constitute an “Institutional Lender” within the meaning of the related Ground Lease.

In the event of a total taking of the Mortgaged Property, all of the proceeds related thereto are paid to the

Exh. C-18

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
related ground lessor.

The related ground lease does not include a rejection of such ground lease in bankruptcy as grounds to compel the related ground lessor to enter into a new ground lease with the related lender. However, the related ground lease provides that (a) the right to reject such ground lease in bankruptcy is exercisable by the related mortgagee and not by the related ground lessee, and (b) any rejection of the related ground lease by a trustee of the ground lessee in bankruptcy which would cause such ground lease to terminate shall effect a transfer of such ground lease to the related mortgagee or its nominee.  In the alternative, the related mortgagee may request a new lease on the same terms and conditions as the related ground lease within 30 days after notice from the related ground lessor of such transfer.

In the event that the ground lease is terminated, it is contractually provided that a new lease will be given to the most senior lender on the leasehold interest in the ground lease parcel.  Any mortgagee receiving such new lease must assign it to the co-tenants (or their lender, if the other co-tenant is in default).

(43)	Environmental Conditions	465 Park Avenue Retail Condominium (Loan No. 16)
The environmental site assessment noted that the Mortgaged Property’s boiler is served by No. 6 heating fuel oil.  Buildings in New York City will be required to completely phase-out their use of heavy polluting No. 6 heating oil by 2015 under Local Law 43 of 2010 as part of the PlaNYC environmental initiative. The related Borrower covenanted to comply

Exh. C-19

Representation Number on Exhibit C		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception
within 360 days of origination of the Mortgage Loan. There is no reserve for this obligation.

(44)	Lease Estoppels	465 Park Avenue Retail Condominium (Loan No. 16)	No tenant estoppels were obtained.

Exh. C-20

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF OFFICER OF LADDER CAPITAL FINANCE LLC

I, [__________], the duly appointed Secretary of Ladder Capital Finance LLC (the “Seller”), hereby certify as follows:

1.           The Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

2.           Attached hereto as Exhibit A are true and correct copies of the Certificate of Formation and Amended and Restated Limited Liability Company Agreement of the Seller (as amended by the First Amendment and Second Amendment thereof), which Certificate of Formation and Amended and Restated Limited Liability Company Agreement (as so further amended) are on the date hereof in full force and effect.

3.           Attached hereto as Exhibit B is a certificate of the Secretary of the State of Delaware with respect to the good standing of the Seller.

4.           Attached hereto as Exhibit C are true and correct copies of resolutions that were adopted by the directors of the Seller.

5.           To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

6.           Each person listed below is and has been a duly elected or appointed and qualified officer or authorized signatory of the Seller and his or her genuine signature is set forth opposite his or her name:

Name	Office	Signature

7.           Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of February 4, 2014 (the “Purchase Agreement”), between the Seller, Ladder Capital Finance Holdings LLLP (the “Partnership”) and Wells Fargo Commercial Mortgage Securities, Inc. (the “Purchaser”) providing for the purchase of the Mortgage Loans by the Purchaser from the Seller, and/or the Indemnification Agreement referred to in the Purchase Agreement, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

Exh. D-1-1

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

Exh. D-1-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of February 20, 2014.

By:
Name:
Title:

I, ______, a ________ of the Seller, hereby certify that Pamela McCormack is the duly elected or appointed, as the case may be, qualified and acting Secretary of the Seller and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of February 20, 2014.

By:
Name:
Title:

Exh. D-1-3

EXHIBIT D-2

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF LCFH

CERTIFICATE OF OFFICER OF LADDER CAPITAL FINANCE HOLDINGS LLLP

I, [_______] the duly appointed Secretary of Ladder Capital Finance Holdings LLLP (the “Partnership”), hereby certify as follows:

1.           The Partnership is a limited liability limited partnership duly organized and validly existing under the laws of the State of Delaware.

2.           Attached hereto as Exhibit A are true and correct copies of the following documents of the Partnership, which are on the date hereof in full force and effect:

a)	Certificate of Formation;

b)	Certificate of Conversion of a Delaware Limited Liability Company to a Limited Partnership pursuant to Section 17-217 of the Revised Uniform Limited Partnership Act;

c)	Certificate of Limited Partnership;

d)	Statement of Qualification;

e)	Certificate of Change of Registered Agent

f)	State of Delaware Annual Report for LLLP; and

g)	Limited Liability Limited Partnership Agreement, as amended by the First Amendment thereof.

3.           Attached hereto as Exhibit B is a certificate of the Secretary of the State of Delaware with respect to the good standing of the Partnership.

4.           Attached hereto as Exhibit C are true and correct copies of resolutions of the Partnership.

5.           To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Partnership are pending or contemplated.

6.           Each person listed below is and has been a duly elected or appointed and qualified officer or authorized signatory of the Partnership and his or her genuine signature is set forth opposite his or her name:

Exh. D-2-1

Name	Office	Signature

7.           Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of February 4, 2014 (the “Purchase Agreement”), between the Partnership, Ladder Capital Finance LLC (the “Seller”) and Wells Fargo Commercial Mortgage Securities, Inc. (the “Purchaser”) providing for the purchase of the Mortgage Loans by the Purchaser from the Seller, and/or the Indemnification Agreement referred to in the Purchase Agreement, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.  Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

Exh. D-2-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of February 20, 2014.

By:
Name:
Title:

I, _______, the ________ of the Partnership, hereby certify that Pamela McCormack is the duly elected or appointed, as the case may be, qualified and acting Secretary of the Partnership and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of February 20, 2014.

By:
Name:
Title:

Exh. D-2-3

EXHIBIT D-3

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by Ladder Capital Finance LLC (“LCF”) of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of February 4, 2014 (the “Mortgage Loan Purchase Agreement”) between LCF, as seller, Ladder Capital Finance Holdings LLLP and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of LCF in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) LCF has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of LCF.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this 20th day of February 2014.

LADDER CAPITAL FINANCE LLC

By:
Name:
Title:

Exh. D-3-1

EXHIBIT D-4

FORM OF CERTIFICATE OF LADDER CAPITAL FINANCE HOLDINGS LLLP

CERTIFICATE OF LADDER CAPITAL FINANCE HOLDINGS LLLP

In connection with the execution and delivery by Ladder Capital Finance Holdings LLLP (“LCFH”) of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of February 4, 2014 (the “Mortgage Loan Purchase Agreement”) between Ladder Capital Finance LLC, as seller, LCFH and Wells Fargo Commercial Mortgage Securities, Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as previously disclosed to the Purchaser in writing, the representations and warranties of LCFH in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof and (ii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of LCFH.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this 20th day of February 2014.

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:
Name:
Title:

Exh. D-4-1